STIFEL FINANCIAL CORP.
Form 8-K Dated May 9, 2006
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:
James M. Zemlyak
Chief Financial Officer
(314) 342-2228

For Immediate Release

Stifel Financial Corp. Reports First Quarter Results
Record Quarterly Revenues of $114 Million, up 85%
Core diluted EPS $0.83
GAAP diluted EPS $0.04

St. Louis, Missouri - May 9, 2006 - Stifel Financial Corp. (NYSE: "SF") today reported unaudited quarterly Core Earnings of $11.1 million, or $0.83 per diluted share, on record net revenues of $109.5 million for the quarter ended March 31, 2006. As more fully described below, Core Earnings is a non-Generally Accepted Accounting Principle ("non-GAAP") measure. Including acquisition related charges, the Company's GAAP net income was $476,000, or $0.04 per diluted share. For the comparable quarter of 2005, net income was $4.4 million, or $0.35 per diluted share, on net revenues of $60.2 million. The Company achieved record net revenues as a result of the benefits attributable to the Legg Mason Capital Markets ("LM Capital Markets") acquisition which closed on December 1, 2005 as previously disclosed (see Equity Capital Markets and Fixed Income Capital Markets-Business Segment Results). At March 31, 2006, the Company's equity was $196.3 million, resulting in book value per share of $16.77.

Core Earnings

As a result of the acquisition of the LM Capital Markets business, the Company will begin reporting Core Earnings; a non-GAAP measure. Core Earnings represents GAAP net income before acquisition related charges, principally compensation expense recorded for stock based awards offered to key associates of LM Capital Markets and accounted for under Statement of Accounting Standards No. 123 (Revised 2004)("SFAS No. 123R"). Management believes Core Earnings provides investors, rating agencies, and financial analysts with a more meaningful measure of the Company's operating performance. Core Earnings, for the quarter ended March 31, 2006, were $11.1 million or $0.83 per diluted share. Included in Core Earnings is $0.16 per diluted share for the gain on the Company's New York Stock Exchange membership seat. Core Earnings excludes acquisition charges of approximately $17.8 million or $0.79 per diluted share. Included in these acquisition related charges are: 1) a compensation charge of approximately $9.8 million for the difference between the $25.00 per share offering price and the grant date fair value of $34.27 per share for the private placement of its common stock to key associates of the LM Capital Markets business; 2) compensation charges of $7.7 million for amortization of units awarded to LM Capital Markets associates, severance, and contractually based compensation above standard performance based compensation; and 3) other non-compensation acquisition charges of $300,000. See Reconciliation of Core Earnings table.

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "Our record first quarter revenues and Core Earnings underscore our excitement about our merger with LM Capital Markets. The integration of people and technology has been seamless and we are well positioned to continue our historical growth, albeit from a higher plateau."

First Quarter Discussion

Net revenues for the quarter increased 82% to $109.5 million from $60.2 million in the prior year first quarter and increased 45% from the fourth quarter of 2005. Commission and principal transaction revenues increased 98% to $69.8 million from $35.3 million from the same period last year and increased 55% from the fourth quarter of 2005. Investment banking revenues increased 14% to $15.7 million in the first quarter of 2006 from $13.7 million in the prior year first quarter, and increased 6% from the fourth quarter of 2005. Asset management and service fees increased 43% to $13.5 million from $9.5 million in the first quarter of 2005 and increased 9% from the fourth quarter of last year. Net interest increased 34% to $3.1 million from $2.3 million in the prior year first quarter, but decreased 2% from the fourth quarter of 2005. Other revenues increased $8.0 million to $7.4 million in the first quarter, and increased $7.1 million from the fourth quarter of 2005.

Total non-interest expenses in the 2006 first quarter were $108.7 million, up 105% from $52.9 million in the same period of 2005, and increased 61% from the fourth quarter of 2005. Employee compensation and benefits increased 113% to $86.7 million from $40.7 million in the prior year first quarter and increased 73% from the fourth quarter of 2005. As a percentage of net revenues, compensation and benefits totaled 79.2% in the first quarter of 2006, 67.6% in the 2005 comparable quarter, and 66.2% in the fourth quarter of 2005. A portion of compensation and benefits includes transition pay in connection with the Company's continuing expansion efforts. In addition, compensation and benefits includes $17.4 million, primarily stock based compensation, in acquisition related charges for payments in connection with the LM Capital Markets acquisition. Excluding these expenses, compensation and benefits as a percentage of net revenues totaled 60.4% in the first quarter of 2006, 63.8% in the 2005 comparable quarter, and 59.2% in the fourth quarter of 2005. The Company excludes transition and acquisition related expenses in its analysis of compensation and benefits, a non-GAAP measure, because it believes exclusion of transition pay and acquisition related compensation is a more useful tool in measuring compensation as a percentage of net revenues.

Excluding compensation and benefits and non-compensation acquisition related charges, non-interest expenses increased 77% from the prior year first quarter and increased 23% from the fourth quarter of 2005.

Business Segment Results for the Three Months Ended March 31, 2006:

    Private Client Group ("PCG") net revenues for the first quarter of 2006 were $55.7 million, an increase of 18% from the first quarter of 2005, and a 10% increase from the fourth quarter of 2005. PCG recorded an operating contribution of $12.9 million, a 15% increase from the first quarter of 2005, and a 2% increase from the fourth quarter of last year.

    Equity Capital Markets ("ECM") recorded record net revenues of $33.8 million, a 292% increase from the same quarter last year and a 97% increase from the fourth quarter of 2005. ECM operating contribution totaled $7.1 million, a 160% increase from the first quarter of 2005 and a 36% increase from the fourth quarter of 2005.

    Fixed Income Capital Markets ("FICM") posted record net revenues of $11.9 million, an increase of 190% from the prior year first quarter and an 83% increase from the previous quarter. During the 2006 first quarter, FICM recorded an operating contribution of $1.7 million, an increase of 209% from the prior year first quarter, and an increase of 73% from the previous quarter.

    Other Segment posted net revenues of $8.2 million which included the previously discussed gain on the NYSE membership seat. During the first quarter, the Other Segment recorded an operating loss of $20.9 million which included acquisition related charges, primarily stock based compensation, of $17.8 million previously discussed, compared to the prior year quarter operating loss of $7.2 million.

Stock Based Compensation

In connection with the LM Capital Markets acquisition, on January 2, 2006, the Company granted 1,807,610 restricted stock units to key associates of the LM Capital Markets. The units were granted with a fair value of $37.59 per unit. The majority of the units vest ratably over a three-year period and accordingly the Company incurred a non-cash compensation charge of $5.5 million, net of estimated forfeitures, for the first quarter of 2006.

On January 23, 2006, the Company completed its private placement of 1,052,220 shares of its common stock at $25.00 per share. The shares were purchased by key associates of the LM Capital Markets. The Company is required to charge to compensation the difference of $25.00 per share and the fair value, as determined in accordance with SFAS No. 123R "Share-Based Payment", of $34.27 per share. As a result, the Company incurred a non-cash compensation charge of $9.8 million in the quarter ended March 31, 2006.

Conference Call Information

Stifel Financial Corp. will hold a conference call May 9, 2006, at 10:00 a.m. EDT. This call will be Web cast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. To participate on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call.

Company Information

Stifel Financial Corp. operates 112 offices in 25 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus, and 2 European offices through Stifel Nicolaus Ltd. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, and related financial services, primarily, to individual investors, professional money managers, businesses, and municipalities. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward-Looking Statements

Statements in this news release contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to the Company and those specific to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, general economic conditions, actions of competitors, regulatory actions, changes in legislation, and technology changes. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this news release. The Company does not undertake any obligation to publicly update any forward-looking statements.

# # #

(Tables attached)

Stifel Financial Corp. Summary of Results of Operations (Unaudited) ($ In Thousands, Except Per Share Amounts)
	Three Months Ended						Percent Change From
	3/31/2006	% of Net Revenues	12/31/2005	% of Net Revenues	3/31/2005	% of Net Revenues	12/31/2005	3/31/2005
Revenues
Commissions	$49,309	45.0%	$33,663	44.5%	$24,335	40.4%	46%	103%
Investment banking	15,729	14.4%	14,779	19.5%	13,741	22.8%	6%	14%
Principal transactionss	20,509	18.7%	11,405	15.1%	10,981	18.2%	80%	87%
Asset management and service fees	13,498	12.3%	12,435	16.4%	9,451	15.7%	9%	43%
Other	7,358	6.7%	243	0.3%	(655)	-1.1%	2928%	n/a
Total operating revenues	106,403	97.1%	72,525	95.8%	57,853	96.1%	47%	84%
Interest revenue	7,191	6.6%	5,585	7.4%	3,440	5.7%	29%	109%
Total revenues	113,594	103.7%	78,110	103.2%	61,293	101.8%	45%	85%
Less: Interest expense	4,063	3.7%	2,388	3.2%	1,105	1.8%	70%	268%
Net revenues	109,531	100.0%	75,722	100.0%	60,188	100.0%	45%	82%
Non-Interest Expenses
Employee compensation and benefits	86,694	79.2%	50,114	66.2%	40,689	67.6%	73%	113%
Occupancy and equipment rental	7,495	6.8%	6,561	8.7%	5,505	9.1%	14%	36%
Communication and office supplies	6,413	5.9%	3,958	5.2%	2,561	4.3%	62%	150%
Commissions and floor brokerage	1,267	1.2%	1,350	1.8%	844	1.4%	-6%	50%
Other operating expenses	6,879	6.3%	5,735	7.6%	3,325	5.5%	20%	107%
Total non-interest expenses	108,748	99.3%	67,718	89.4%	52,924	87.9%	61%	105%
Income before income taxes	783	0.7%	8,004	10.6%	7,264	12.1%	-90%	-89%
Provision for income taxes	307	0.3%	3,234	4.3%	2,906	4.8%	-91%	-89%
Net income	$476	0.4%	$4,770	6.3%	$4,358	7.2%	-90%	-89%
Per Share Information
	Three Months Ended					Percent Change From
	03/31/2006	12/31/2005		03/31/2005			12/31/2005	03/31/2005
Earnings Per Share:
Basic	$ 0.04		$ 0.48	$ 0.44		-92%	-91%
Diluted	$ 0.04		$ 0.38	$ 0.35		-89%	-89%
Number of Shares for Earnings Per Share Computations:
Basic shares	11,254		9,983	9,830		13%	14%
Diluted shares	13,422		12,710	12,415		6%	8%
Note: certain prior period amounts have been reclassified to conform to the current year presentation.

Stifel Financial Corp. Summary of Segment Data & Statistical Information (Unaudited) ($ In Thousands, Except Per Share Amounts)

Segment Data
	Three Months Ended			Percent Change From
Net Revenues	3/31/2006	12/31/2005	3/31/2005	12/31/2005	3/31/2005
Private client	$55,684	$50,677	$47,159	10%	18%
Equity capital markets	33,798	17,165	8,614	97%	292%
Fixed income capital markets	11,875	6,476	4,095	83%	190%
Other	8,174	1,404	320	482%	2454%
Total net revenues	$ 109,531	$ 75,722	$ 60,188	45%	82%

Operating Contribution
Private client	$12,914	$12,674	$11,188	2%	15%
Equity capital markets	7,100	5,229	2,730	36%	160%
Fixed income capital markets	1,675	971	542	73%	209%
Other / unallocated overhead	(20,906)	(10,870)	(7,196)	n/a	n/a
Income before income taxes	$ 783	$ 8,004	$ 7,264	-90%	-89%

	Three Months Ended			Percent Change From
	3/31/2006	12/31/2005	3/31/2005	12/31/2005	3/31/2005
Total Operating Revenues	$ 106,403	$ 72,525	$ 57,853	47%	84%
Net Operating Interest	4,462	4,538	3,101	-2%	44%
Non-Interest Expenses (1)	90,865	63,370	50,124	43%	81%
Adjusted EBITDA (2)	20,000	13,693	10,830	46%	85%
Amortization and Depreciation	2,611	4,348	2,800	-40%	-7%
Acquisition related unit amortization	5,521	0	0	n/a	n/a
Discount on Private Placement	9,751	0	0	n/a	n/a
Interest on Long-Term Debt (3)	1,334	1,341	766	-1%	74%
Income before income taxes	783	8,004	7,264	-90%	-89%
Provision for income taxes	307	3,234	2,906	-91%	-89%
Net income	$476	$4,770	$4,358	-90%	-89%
Earnings Per Share (4) :
Diluted	$ 0.04	$ 0.38	$ 0.35	-89%	-89%

Stockholders' Equity	$ 196,275	$ 155,093	$ 132,873	27%	48%
Book Value Per Share	$ 16.77	$ 15.31	$ 13.59	10%	23%
Total Assets	$ 891,043	$ 842,001	$ 436,479	6%	104%
Investment Executives	473	467	438	1%	8%
Full-Time Employees	1,626	1,618	1,163	0%	40%
Locations	114	115	89	-1%	28%
Total Client Assets	$28,732,000	$26,735,000	$20,207,000	7%	42%

(1) Non-interest expenses exclude depreciation and amortization of intangibles, employment incentives, and acquisition related charges. Employment incentives include up-front loans and restricted stock units. Acquisition related charges include amortization of restricted stock units and the charge for the discount on the private placement of the Company stock to the LM Capital Markets employees.

(2) Adjusted EBITDA, which is defined as net income before income taxes, depreciation, amortization of intangibles and employment incentives, and interest on long-term debt, represents a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income, the most directly comparable measure under accounting principles generally accepted in the United States (GAAP), is included in the table above. The Company believes that adjusted EBITDA is a useful measure of financial performance because of its focus on the Company's results from operations before income taxes, depreciation, amortization, and interest. The Company also believes that this measure is an alternative financial measure of performance used by investors, rating agencies, and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

(3) Long-term debt is composed of 9% $34.5 million Debenture to Stifel Financial Capital Trust I issued April 25, 2002 and of 6.38% $35.0 million Debenture to Stifel Financial Capital Trust II issued on August 12, 2005.

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

Stifel Financial Corp.
Summary of Core Earnings (Unaudited) (1)
($ In Thousands, Except Per Share Amounts)
	Three Months Ended						Percent Change From
	3/31/2006	% of Net Revenues	12/31/2005	% of Net Revenues	3/31/2005	% of Net Revenues	12/31/2005	3/31/2005
Revenues
Net revenues	109,531	100.0%	75,722	100.0%	60,188	100.0%	45%	82%
Non-Interest Expenses
Employee compensation and benefits	69,246	63.2%	47,814	63.1%	40,689	67.6%	45%	70%
Occupancy and equipment rental	7,368	6.7%	6,445	8.5%	5,505	9.1%	14%	34%
Communication and office supplies	6,287	5.7%	3,866	5.1%	2,561	4.3%	63%	145%
Commissions and floor brokerage	1,267	1.2%	1,266	1.7%	844	1.4%	0%	50%
Other operating expenses	6,785	6.2%	5,018	6.6%	3,325	5.5%	35%	104%
Total non-interest expenses	90,953	83.0%	64,409	85.1%	52,924	87.9%	41%	72%
Income before income taxes	18,578	17.0%	11,313	14.9%	7,264	12.1%	64%	156%
Provision for income taxes	7,474	6.8%	4,572	6.0%	2,906	4.8%	63%	157%
Net income	$ 11,104	10.1%	$ 6,741	8.9%	$ 4,358	7.2%	65%	155%
Per Share Information
	Three Months Ended					Percent Change From
	03/31/2006	12/31/2005		03/31/2005			12/31/2005	03/31/2005
Earnings Per Share:
Basic	$ 0.99		$ 0.68	$ 0.44		46%	123%
Diluted	$ 0.83		$ 0.53	$ 0.35		56%	136%
Number of Shares for Earnings Per Share Computations:
Basic shares	11,254		9,983	9,830		13%	14%
Diluted shares	13,422		12,710	12,415		6%	8%
Note: certain prior period amounts have been reclassified to conform to the current year presentation.

(1) See "Reconciliation of Core Earnings" table on the following page.

Stifel Financial Corp.
Reconciliation of Non-GAAP Reported Earnings
($ In Thousands, Except Per Share Amounts)
	Three Months Ended
	03/31/2006	12/31/2005	03/31/2005
GAAP Net Income	$ 476	$ 4,770	$ 4,358
Acquisition related charges, net of tax
Private placement compensation	5,824	- -	- -
Acquisition related compensation	4,597	1,370	- -
Other non-compensation charges	207	601	- -
Core Earnings (1)	$ 11,104	$ 6,741	$ 4,358
Earnings per Share:
GAAP Earnings Per Basic Share	$ 0.04	$ 0.48	$ 0.44
Acquisition related charges	0.95	0.20	- -
Core Earnings Per Basic Share	$ 0.99	$ 0.68	$ 0.44
GAAP Earnings Per Diluted Share	$ 0.04	$ 0.38	$ 0.35
Acquisition related charges	0.79	0.15	- -
Core Earnings Per Diluted Share	$ 0.83	$ 0.53	$ 0.35

(1) Core Earnings excludes acquisition related charges incurred in the 1st quarter of 2006 and the 4th quarter of 2005. A reconciliation of Core Earnings to Net Income, the most directly comparable measure under GAAP, is included in the table above. The Company believes that Core Earnings is a useful measure of financial performance because of its focus on the Company's results from operations. The Company also believes that this measure is an alternative financial measure of performance used by investors, rating agencies, and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements